PROSPECTUS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
THE PROGRESSIVE CORPORATION
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II
SIGNATURES
EXHIBIT INDEX
Exhibit 1--Proposed Form of Underwriter Agreement
Exhibit 4.4--Proposed Form of Debt Security
Exhibit 5--Opinion of Baker & Hostetler
Exhibit 12--Computation of Earnings/Fixed Charges
Exhibit 23.1--Consent of Independent Accountants
Exhibit 24.1--Power of Attorney
Exhibit 24.2--Certified Copy of Resolutions
Exhibit 25--Form T-1

As filed with the Securities and Exchange Commission on November 20, 2001
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

OHIO	34-0963169
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6300 Wilson Mills Road

Mayfield Village, Ohio 44143
(440) 461-5000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Charles E. Jarrett, Secretary
The Progressive Corporation
300 North Commons Boulevard
Mayfield Village, Ohio 44143
(440) 395-0240
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

R. Steven Kestner Baker & Hostetler LLP 3200 National City Center Cleveland, Ohio 44114	Charles S. Whitman, III Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered	Unit(1)	Price(1)	Registration Fee

Debt securities	$500,000,000(2)	100%	$500,000,000	$125,000

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Plus such additional amount as may be necessary such that, if any debt securities are issued with an original discount, the aggregate initial offering price will equal $500,000,000.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION, DATED NOVEMBER 20, 2001

PROSPECTUS

The Progressive Corporation

Debt Securities

         We may offer, from time to time in one or more transactions, our notes, debentures or other unsecured evidences of indebtedness (the “debt securities”) with an aggregate initial public offering price of up to $500,000,000. The debt securities will rank equally with all other current and future unsecured and unsubordinated indebtedness of the Company and will rank senior to subordinated indebtedness, if any.

      We may issue debt securities in one or more series. We will specify the terms applicable to each series in a supplement to this prospectus (a “prospectus supplement”). Among other items, a prospectus supplement may include the following terms, if applicable:

•	title of the series

•	aggregate principal amount

•	purchase price

•	maturity date

•	interest rate and interest payment dates

•	any optional or mandatory redemption terms

•	any sinking fund provisions

•	listing on a securities exchange

•	name of each dealer, underwriter or agent involved in the offering

•	any compensation payable to any such dealer, underwriter or agent

      This prospectus may not be used to sell debt securities unless accompanied by a prospectus supplement.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2001

      No person has been authorized to give any information or to make any representations not contained or incorporated by reference in this prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates or an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such offer or solicitation may not be legally made. The delivery of this prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof.

ABOUT THIS PROSPECTUS

      This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”). This prospectus omits some of the information contained in the registration statement. Similarly, our discussions in this prospectus of certain documents are summaries only and are not necessarily complete. For a more complete understanding of the debt securities, you should refer to the registration statement and related exhibits. You can read and copy the registration statement and exhibits at the SEC’s public reference facilities or at the SEC’s Web site referred to below, or you can obtain them from us in the manner set forth in the next section.

      This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain the specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the registration statement and the additional information described in the next section.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy our reports, proxy statements and other information at the SEC’s public reference facilities at Judiciary Plaza, 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549. You can also obtain copies of these materials at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the public reference facilities.

      We also file documents electronically with the SEC. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of this Web site is http://www.sec.gov. You may also inspect our reports, proxy statements and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      The SEC allows us to incorporate by reference information in other documents filed with the SEC. This permits us to disclose information to you by referencing these filed documents. Information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede prior filings. We incorporate the following filed documents by reference:

•	Our Annual Report on Form 10-K for the year ended December 31, 2000 (filed March 29, 2001).

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 (filed on May 14, 2001), June 30, 2001 (filed August 13, 2001), and September 30, 2001 (filed November 5, 2001).

•	Our Current Report on Form 8-K, filed on June 29, 2001.

•	Our future filings under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 which are made with the SEC prior to the termination of this offering, as of the date of the filing of each such document.

      We will furnish without charge to each person (including any beneficial owner) to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits). Requests for such documents should be directed to:

Jeffrey W. Basch
Chief Accounting Officer
The Progressive Corporation
6300 Wilson Mills Road
Mayfield Village, Ohio 44143
(440) 446-2851

THE PROGRESSIVE CORPORATION

      The Progressive insurance organization began business in 1937. The Progressive Corporation, an insurance holding company formed in 1965, has 73 subsidiaries, 1 mutual insurance company affiliate and 1 reciprocal company affiliate. Progressive Casualty Insurance Company is the principal operating subsidiary. Our insurance subsidiaries and affiliates provide personal automobile insurance and other specialty property-casualty insurance products and related services throughout the United States. Of the approximately 220 United States insurance company groups writing private passenger auto insurance, we ranked 4th in size for 2000 based on direct premiums written. Our ranking in the industry was derived from data reported by A.M. Best Company, Inc.

      Our personal lines business units write insurance for private passenger automobiles and recreation vehicles. The personal lines business accounted for 91% of our total net premiums written in 2000, and 89% of our total net premiums written during the first 9 months of 2001. The personal lines business is generated either by an agent or written directly by the Company. The agent channel includes business written by our network of 30,000 independent insurance agencies and through strategic alliance business relationships (other insurance companies, financial institutions, employers and national brokerage agencies). Direct business includes business written through 1-800-PROGRESSIVESM, the Internet and the strategic alliance business unit on behalf of affinity groups. We compete in the preferred, standard and nonstandard automobile insurance markets.

      In addition to our personal lines business, our other lines of business, which accounted for 9% of our total net premiums written in 2000, and 11% of the total net premiums written during the first 9 months of 2001, include:

•	writing insurance for small fleets of commercial vehicles,

•	providing collateral protection coverage and loan tracking for automobile lenders and financial institutions,

•	providing directors’ and officers’ liability and fidelity coverage for community banks, savings and loans and credit unions, and

•	providing related services.

      We maintain geographic diversity in our insurance underwriting business, writing personal auto policies in 48 states and the District of Columbia. We also maintain diversity in our customer base, where no customer comprises more than 1% of our net premiums written. While we operate on a national scale, we focus our claims expertise on a state level.

      Additional information about Progressive and its subsidiaries and affiliates can be found in our documents filed with the SEC, which are incorporated herein by reference. See “Where You Can Find More Information; Incorporation by Reference” on page 2 of this prospectus. Also, additional information is available on our Web site, www.progressive.com. The information posted on our Web site is not incorporated by reference into this prospectus.

      Our principal executive office is located at 6300 Wilson Mills Road, Mayfield Village, Ohio 44143, and our telephone number is (440) 461-5000.

USE OF PROCEEDS

      Except as may be otherwise provided in an applicable prospectus supplement, we will use the net proceeds of the sale of debt securities for general corporate purposes. Unless and until otherwise applied, the net proceeds will be added to the investment portfolios of the Company or its subsidiaries and may be used, in whole or in part, to support premium growth. Such proceeds will be invested in securities that are similar in nature to, and of approximately the same quality and maturities as, those currently held in our investment portfolios. Discussions of the nature of our securities holdings, and the risks relating thereto, are set forth in the “Investments” section of Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, and in the “Results of Operations” section in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

RATIO OF EARNINGS TO FIXED CHARGES

      The following table represents Progressive’s ratio of earnings to fixed charges for the periods shown:

Nine Months Ended
September 30,	Years Ended December 31,

2001	2000	1999	1998	1997	1996

10.1x	1.3x	5.7x	10.2x	9.2x	7.7x

      Earnings consist of income before income taxes and fixed charges, excluding capitalized interest. Fixed charges consist of interest and amortization on indebtedness, capitalized interest and the portion of rents representative of the interest factor.

DESCRIPTION OF DEBT SECURITIES

      The Company may offer under this prospectus and one or more prospectus supplements debt securities not exceeding $500,000,000 in aggregate initial public offering price. The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities which may be offered under a prospectus supplement. The particular terms and provisions of the debt securities offered by any prospectus supplement and the extent, if any, to which such general terms and provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.

      The debt securities will represent unsecured general obligations of the Company. The debt securities will rank equally with all other existing and future unsecured and unsubordinated indebtedness of the Company and will rank senior to subordinated indebtedness, if any. We will issue the debt securities under an Indenture dated as of September 15, 1993, between the Company and State Street Bank and Trust Company, as trustee. Debt securities may be issued in one or more series under the indenture. The indenture does not limit the amount of debt securities or any other debt which the Company may incur. In addition, the provisions of the indenture do not afford holders of the debt securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect holders of the debt securities. The following summaries of certain provisions of the indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indenture, which is an exhibit to the registration statement of which this prospectus is a part. Certain capitalized terms used herein are defined in the indenture. References are to sections or articles of the indenture.

General

      The indenture does not limit the amount of debt securities which may be issued thereunder and provides that debt securities may be issued in series up to the aggregate principal amount which we may authorize from time to time. The debt securities may be denominated and payable in U.S. dollars, foreign currencies or units based on or relating to U.S. or foreign currencies. Debt securities may be offered to the public on terms determined by market conditions at the time of sale. (Section 2.3 of the indenture)

      Reference is made to the appropriate prospectus supplement for the following terms of each series of debt securities in respect of which this prospectus is being delivered:

•	the title, aggregate principal amount and authorized denominations of such debt securities;

•	the purchase price of such debt securities (expressed as a percentage of the principal amount thereof);

•	the date on which such debt securities will mature;

•	the rate or rates (which may be fixed or variable) per annum at which such debt securities will bear interest, if any, or the method by which such rate or rates will be determined;

•	the coin or currency or units based on or relating to currencies in which such debt securities may be purchased and in which payment of principal and interest will be made;

•	the periods for which and the dates on which such interest, if any, will be payable;

•	the place or places where the principal of and premium and interest, if any, on such debt securities will be payable;

•	the terms of any mandatory or optional redemption (including any sinking fund);

•	whether such debt securities will be issuable in registered form or bearer form (with or without coupons) or both, and, if debt securities in bearer form will be issued, restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of debt securities in bearer form;

•	whether, and under what circumstances, the Company will pay additional amounts on such debt securities held by a person who is not a U.S. person (as defined in an appropriate prospectus supplement) in respect of any tax, assessment or governmental charge withheld or deducted, and if so, whether the Company will have the option to redeem such debt securities rather than pay such additional amounts; and

•	any other specific terms of such series.

If a prospectus supplement specifies that debt securities are denominated in a currency other than U.S. dollars or U.S. currency units, such prospectus supplement shall also specify the denomination in which such debt securities will be issued and the coin or currency or currency unit in which the principal of and premium and interest, if any, on such debt securities will be payable, which may be U.S. dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due. (Section 2.3 of the indenture)

      Debt securities may be presented for exchange and registered debt securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the indenture. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture. Debt securities in bearer form and the coupons, if any, pertaining thereto will be transferable by delivery. (Section 2.8 of the indenture)

      The Company is organized as a holding company that owns subsidiary companies. Our subsidiaries conduct substantially all of our business operations. The holding company structure results in two principal risks. First, our subsidiaries may be restricted by contractual provisions or applicable law from providing the Company with the cash it needs to pay its debt obligations, including payments under the debt securities. Second, in any liquidation, recapitalization or insolvency proceeding involving any subsidiary, the Company’s rights and the rights of the Company’s creditors (including the holders of debt securities) to participate in the assets of any such subsidiary will generally be subject to the prior claims of the subsidiary’s creditors.

      In addition, insurance statutes in many states limit the extent to which regulated insurance companies may pay dividends and transfer assets to their affiliates and either prohibit or require prior regulatory approval for the payment of dividends and other distributions in excess of such limits. Since a source of the Company’s internally generated cash flow is dividends paid to it by its subsidiaries, the Company’s ability to meet its obligations (including the obligation to pay principal of and premium, if any, and interest on the debt securities) may be affected by any such limitations or prior approval requirements.

Global Securities

      The Company may issue debt securities in the form of one or more global securities that will be deposited with a depositary or with a nominee for a depositary identified in an appropriate prospectus supplement and registered in the name of the depositary or its nominee. In such case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities to be represented by such global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be transferred, except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

      The specific terms of the depositary arrangement with respect to any debt securities to be represented by a global security will be described in a prospectus supplement relating thereto.

Events of Default, Waiver and Notice

      As to any series of debt securities, an event of default is defined in the indenture as:

•	default for 30 days in payment of any interest on the debt securities of such series;

•	default in payment of the principal of or premium, if any, on the debt securities of such series when due either at maturity, upon redemption, by declaration or otherwise;

•	default in the payment of a sinking fund installment, if any, on the debt securities of such series;

•	default by the Company in the performance of any other covenant or warranty contained in the indenture for the benefit of such series which shall not have been remedied for a period of 60 days after notice given as specified in the indenture; and

•	certain events of bankruptcy, insolvency and reorganization of the Company. (Section 5.1 of the indenture)

An event of default with respect to a particular series of debt securities issued under the indenture does not necessarily constitute an event of default with respect to any other series of debt securities issued thereunder. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default (except in payment of principal of, or premium, if any, or interest on such debt securities) if the trustee determines, in good faith, that it is in the interest of the holders of debt securities of such series to do so; provided, however, that in the case of a default of the character specified in the fourth bullet point above, no such notice to holders of debt securities of such series shall be given until at least 30 days after the occurrence thereof. (Section 5.11 of the indenture)

      The indenture provides that if an event of default described in the first four bullet points above with respect to a particular series of debt securities occurs and continues, either the trustee or the holders of at least 25% in principal amount of the debt securities of such series then outstanding may declare the entire principal (or, in the case of original issue discount debt securities, the portion thereof specified in the terms thereof) of all outstanding debt securities of such series and the interest accrued thereon, if any, to be due and payable immediately. If an event of default described in the fifth bullet point above occurs and continues, either the trustee or the holders of at least 25% in principal amount of all debt securities then outstanding thereunder (voting as one class) may declare the entire principal (or, in the case of original issue discount debt securities, the portion thereof specified in the terms thereof) of all debt securities then outstanding thereunder and the interest accrued thereon, if any, to be due and payable immediately. Upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of or premium, if any, or interest on such debt securities) may be waived by the holders of a majority in principal amount of the debt securities of such series (or of all series thereunder, as the case may be) then outstanding. (Sections 5.1, 5.10 and 8.1 of the indenture)

      The indenture provides that holders of a majority in principal amount of the outstanding debt securities of each series affected (with each series voting as a separate class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to debt securities of such series, subject to certain limitations specified in the indenture, provided that the holders of debt securities shall have offered to the trustee reasonable security or indemnity against expenses and liabilities. (Sections 5.9 and 6.2(d) of the indenture) The indenture requires us to deliver annually to the trustee a written statement as to the absence of certain defaults under the indenture. (Section 3.5 of the indenture) Whenever the indenture provides for an action by, or the determination of any of the rights of, or any distribution to, holders of debt securities denominated in U.S. dollars and debt securities denominated in any other currency or currency unit, in the absence of any provision to the contrary in the form of debt security of any particular series, any amount in respect of any debt security denominated in a currency or currency unit other than U.S. dollars shall be treated for any such action or distribution as the amount of U.S. dollars that could be obtained for such amount on such reasonable basis of exchange and as of such date as the Company reasonably specifies to the trustee or, in the absence of such specification, as the trustee may determine. (Section 11.11 of the indenture) Under the terms of the indenture, the holders of a majority in aggregate principal amount of all series of the debt securities affected thereby at the time outstanding may waive compliance with certain covenants contained in the indenture. (Section 5.10 of the indenture)

Modification of the Indenture

      If the Company receives the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities affected thereby, we may enter into a supplemental indenture with the trustee to modify the indenture or any supplemental indenture or the rights of the holders of such debt securities. However, without the consent of the holder of each debt security affected thereby, no such modification shall:

•	extend the final maturity of any debt security,

•	reduce the principal amount thereof,

•	reduce the rate or extend the time of payment of interest thereon,

•	change the currency or currency unit of payment thereof,

•	change the method by which amounts of payments of principal or interest thereon are determined,

•	reduce the portion of the principal amount of an original issue discount debt security due and payable upon acceleration of the maturity thereof or the portion of the principal amount thereof provable in bankruptcy,

•	reduce any amount payable upon redemption of any debt security, or impair or affect the right of a holder of any debt security to institute suit for the payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holder of a debt security, or

•	reduce the aforesaid percentage of debt securities of any series, the consent of the holders of which is required for any such modification. (Section 8.2 of the indenture)

The indenture also provides that the Company and the trustee may from time to time execute supplemental indentures. (Section 8.1 of the indenture)

Consolidations, Mergers and Sales of Assets

      The Company may not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any person, unless either the Company shall be the continuing corporation or the successor corporation shall be a corporation organized under the laws of the United States or any state thereof and shall expressly assume the payment of the principal of and interest on the debt securities and the performance and observance of all the covenants and conditions of the indenture binding upon the Company, and, immediately after such merger or consolidation, or such sale or conveyance, the Company or such successor corporation shall not be in default in the performance of any such covenant or condition. (Article Nine of the indenture)

Defeasance

      The indenture provides that, unless the terms of any series of debt securities provide otherwise, the Company will be discharged from obligations in respect of the outstanding debt securities of any series and the provisions of the indenture with respect thereto (excluding certain obligations, such as obligations to register the transfer or exchange of such outstanding debt securities, to replace stolen, lost or mutilated certificates or coupons and to hold moneys for payment in trust) upon the irrevocable deposit, in trust, of cash or U.S. government obligations (as defined in the indenture) which, through the payment of interest and the principal thereof in accordance with their terms, will provide cash in an amount sufficient to pay the principal of and premium, if any, and interest on and mandatory sinking fund payments, if any, in respect of all outstanding debt securities of such series on the stated dates such payments are due in accordance with the terms of the indenture and such outstanding debt securities, provided that the Company has received an opinion of counsel to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders of such outstanding debt securities and that certain other conditions are met. (Section 10.1(B) of the indenture)

Satisfaction and Discharge

      The indenture will cease to be of further effect and the trustee, on demand of and at the expense of the Company, will execute appropriate instruments acknowledging the satisfaction and discharge of the indenture upon compliance with certain enumerated conditions, including:

•	the Company having paid all sums payable by the Company under the indenture, as and when the same shall be due and payable,

•	the Company shall have delivered to the trustee for cancellation all debt securities theretofore authenticated under the indenture, or

•	all debt securities not theretofore delivered to the trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year and the Company shall have deposited with the trustee sufficient cash or U.S. government obligations which, through the payment of principal and interest thereon in accordance with their terms, will provide sufficient cash to pay, at maturity or upon redemption, all debt securities of any series outstanding under the indenture. (Section 10.1(A) of the indenture)

Governing Law

      The debt securities and the indenture will be governed by the laws of the State of New York. (Section 11.8 of the indenture)

Concerning the Trustee

      The Company entered into the indenture with The First National Bank of Boston, as trustee (“FNBB”), pursuant to which the Company may issue one or more series of its debt securities. Effective October 2, 1995, State Street Bank and Trust Company acquired the trust business of FNBB, and, as a result, State Street Bank and Trust Company became and is currently the trustee under the indenture. State Street Bank and Trust Company may from time to time make loans to the Company, and various subsidiaries of the Company may participate in loan syndications or other investments offered by State Street Bank and Trust Company from time to time, in the normal course of business. In addition, an affiliate of State Street Bank and Trust Company manages the Company’s domestic equity investment portfolio, which is correlated to a nationally recognized broad based index. State Street Bank and Trust Company also serves as trustee for the Company’s outstanding 7% Notes due October 1, 2013, 6.60% Notes due January 15, 2004, 7.30% Notes due June 1, 2006, and 6 5/8% Senior Notes due March 1, 2029.

PLAN OF DISTRIBUTION

      The Company may sell the debt securities being offered hereby (1) through agents, (2) through underwriters, (3) through dealers or (4) directly to one or more purchasers. The prospectus supplement with respect to a particular offering of debt securities will set forth the terms of the offering of such debt securities, including the name or names of the specific agents, dealers or underwriters (including managing underwriters, if any), the purchase price and the proceeds to the Company from such sales, any underwriting discounts, agency fees or commissions and other items constituting compensation to the underwriters, agents or dealers, initial public offering price, any discounts or concessions to be allowed or reallowed or paid to dealers, the securities exchange, if any, on which such debt securities may be listed, and the place and time of delivery of the debt securities offered.

      Debt securities may be offered and sold through agents that we may designate from time to time. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of any debt securities so offered and sold. Agents may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act of 1933 (the “Securities Act”), and may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

      If an underwriter or underwriters are utilized in the sale of any debt securities, the Company will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. Such underwriter or underwriters will acquire debt securities for their own account and may resell such debt securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. Debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act. If any underwriter or underwriters are utilized in the sale of any debt securities, unless otherwise set forth in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters with respect to a sale of such debt securities will be obligated to purchase all such debt securities if any are purchased.

      If a dealer is utilized in the sale of any debt securities in respect of which this prospectus is delivered, the Company will sell such debt securities to the dealer, as principal. The dealer may then resell such debt securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the debt securities so offered and sold. Dealers may be entitled, under agreements which may be entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act. The name of any such dealer and the terms of the transaction will be set forth in a prospectus supplement relating thereto.

      Offers to purchase debt securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof. The terms of any such sales will be described in a prospectus supplement relating thereto.

      The place and time of delivery of the debt securities in respect of which this prospectus is delivered will be set forth in an accompanying prospectus supplement.

LEGAL MATTERS

      Unless otherwise indicated in a prospectus supplement relating to the debt securities, certain legal matters in connection with the debt securities will be passed upon for the Company by Baker & Hostetler LLP, Cleveland, Ohio. Certain legal matters in connection with the debt securities offered hereby will be passed upon for any purchasers, dealers, underwriters or agents by Davis Polk & Wardwell, New York, New York. Davis Polk & Wardwell may rely as to all matters of Ohio law on the opinion of Baker & Hostetler LLP, and Baker & Hostetler LLP may rely as to all matters of New York law on the opinion of Davis Polk & Wardwell. Davis Polk & Wardwell may represent the Company from time to time in connection with certain legal matters.

EXPERTS

      The consolidated financial statements and financial statement schedules of The Progressive Corporation and subsidiaries as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, all incorporated by reference in the registration statement of which this prospectus forms a part, have been incorporated herein in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Except for the Registration Fee, all fees and expenses are estimated:

Registration Fee—Securities and Exchange Commission	$125,000
Trustee’s Fees and Expenses	10,000
Accounting Fees and Expenses	18,000
Legal Fees and Expenses	35,000
Blue Sky Fees and Expenses (including related fees and expenses of counsel)	5,000
Printing Expenses	10,000
Rating Agency Fees	202,500
Miscellaneous Expenses	4,500

Total	$410,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VI of the Code of Regulations of the Company provides for indemnification of any director, officer or employee in certain instances, as permitted under Section 1701.13(E) of the Ohio Revised Code, against expenses, judgments, decrees, fines, penalties or amounts paid in settlement in connection with the defense of any action, suit or proceeding, criminal or civil, to which he or she was, is or may be a party by reason of his or her status as such director, officer or employee.

     A director, officer or employee is entitled to indemnification if he or she is successful on the merits or otherwise in the defense of any such action, suit or proceeding or if a determination is made pursuant to Article VI of the Code of Regulations (1) by the directors of the Company acting at a meeting at which a quorum consisting of directors who neither were nor are parties to or threatened with any such action, suit or proceeding is present or (2) by the shareholders of the Company at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company on such proposal or without a meeting by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power of the Company on such proposal, that such director, officer or employee (a) was not, and has not been adjudicated to have been, negligent or guilty of misconduct in the performance of his or her duty to the Company, (b) acted in good faith and in a manner he or she reasonably believed to be in the best interest of the Company and (c) in any matter which is the subject of a criminal action, suit or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

     The expenses of each director, officer or employee incurred in defending any such action, suit or proceeding, whether threatened or actual, may be paid by the Company as they are incurred in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by the director, officer or employee to repay such expenses unless it shall ultimately be determined that he or she is entitled to be indemnified by the Company.

     Additionally, Section 1701.13(E)(5)(a) of the Ohio Revised Code provides that, unless prohibited by specific reference in a corporation’s articles of incorporation or code of regulations (which prohibition is not contained in the Company’s Articles of Incorporation or Code of Regulations), a corporation shall pay a director’s expenses, including attorneys’ fees, as such expenses are incurred, in defending an action, suit or proceeding brought against a director in such capacity, whether such action, suit or proceeding is brought by a third party or by or in the right of the corporation, provided the director delivers to the corporation an undertaking to (a) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his or her action or failure to act was undertaken with deliberate intent to injure the corporation or with reckless disregard for the best interests of the corporation and (b) reasonably cooperate with the corporation in such action, suit or proceeding.

     Section 1701.13(E)(7) of the Ohio Revised Code provides that a corporation may purchase insurance or furnish similar protection for any director, officer or employee against any liability asserted against him or her in any such capacity, whether or not the corporation would have power to indemnify him or her under Ohio law. Such insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

     The Company maintains directors and officers liability insurance in the amount of $25,000,000 under a policy issued by an unaffiliated insurance company. The risks covered by such policy include certain liabilities under the securities laws.

     See the proposed form of Underwriting Agreement, filed as Exhibit 1, for certain provisions relating to indemnification of the Company and its directors and officers.

ITEM 16. EXHIBITS.

EXHIBIT
NUMBER		DESCRIPTION

1	—	Proposed Form of Underwriting Agreement
4.1	—	Indenture between the Registrant and The First National Bank of Boston, Trustee, dated as of September 15, 1993 (the “Indenture”), is incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement No. 333-48935 (filed with the SEC on March 31, 1998)
4.2	—	First Supplemental Indenture dated March 15, 1996, between the Registrant and State Street Bank and Trust Company, evidencing the designation of State Street Bank and Trust Company as successor Trustee under the Indenture, is incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement No. 333-01745 (filed with the SEC on March 15, 1996)
4.3		Second Supplemental Indenture dated February 26, 1999, between the Registrant and State Street Bank and Trust Company, is incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K filed with the SEC on February 26, 1999
4.4	—	Proposed Form of Debt Security
5	—	Opinion of Baker & Hostetler LLP
12	—	Computation of Ratio of Earnings to Fixed Charges
23.1	—	Consent of PricewaterhouseCoopers LLP
23.2	—	Consent of Baker & Hostetler LLP (included in Exhibit 5)
24.1	—	Powers of Attorney
24.2	—	Certified resolution of the Company’s Board of Directors authorizing the signing on behalf of the Company pursuant to a power of attorney
25	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of State Street Bank and Trust Company

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mayfield Village, State of Ohio, on November 20, 2001.

THE PROGRESSIVE CORPORATION

By:	/s/ Charles E. Jarrett

Charles E. Jarrett, Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 20, 2001.

SIGNATURE	TITLE

* Glenn M. Renwick	President and Director (Principal Executive Officer)

* W. Thomas Forrester II	Vice President and Chief Financial Officer (Principal Financial Officer)

* Jeffrey W. Basch	Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Peter B. Lewis	Chairman and Director

* Milton N. Allen	Director

* B. Charles Ames	Director

* James E. Bennett	Director

* Charles A. Davis	Director

* Stephen R. Hardis	Director

* Janet Hill	Director

* Jeffrey D. Kelly	Director

* Philip A. Laskawy	Director

* Norman S. Matthews	Director

* Donald B. Shackelford	Director

*	Charles E. Jarrett, by signing his name hereto, does sign this Registration Statement on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons filed as an Exhibit to the Registration Statement.

By:	/s/ Charles E Jarrett

Charles E Jarrett, Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT
NUMBER		DESCRIPTION

1	—	Proposed Form of Underwriting Agreement
4.1	—	Indenture between the Registrant and The First National Bank of Boston, Trustee, dated as of September 15, 1993 (the “Indenture”), is incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement No. 333-48935 (filed with the SEC on March 31, 1998)
4.2	—	First Supplemental Indenture dated March 15, 1996, between the Registrant and State Street Bank and Trust Company, evidencing the designation of State Street Bank and Trust Company as successor Trustee under the Indenture, is incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement No. 333-01745 (filed with the SEC on March 15, 1996)
4.3		Second Supplemental Indenture dated February 26, 1999, between the Registrant and State Street Bank and Trust Company, is incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K filed with the SEC on February 26, 1999
4.4	—	Proposed Form of Debt Security
5	—	Opinion of Baker & Hostetler LLP
12	—	Computation of Ratio of Earnings to Fixed Charges
23.1	—	Consent of PricewaterhouseCoopers LLP
23.2	—	Consent of Baker & Hostetler LLP (included in Exhibit 5)
24.1	—	Powers of Attorney
24.2	—	Certified resolution of the Company’s Board of Directors authorizing the signing on behalf of the Company pursuant to a power of attorney
25	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of State Street Bank and Trust Company